Exhibit 99.1
CEO Remarks - 2022 Annual Meeting
Good morning, everyone. I'm Jeff Brown, Chief Executive Officer of Ally Financial. It's good to be back in-person with you all at our 2022 annual shareholder meeting.
In 2021, we generated impressive financial and operating results amid rapidly changing market backdrops as we navigated the challenges of a global pandemic, unprecedented supply chain disruptions, and the accelerated evolution in how consumers conduct their daily lives in an increasingly digital manner. The success Ally achieved is grounded in our purpose-driven, ‘Do It Right’ culture where our nearly 11,000 employees strive to deliver differentiated products and services to our over 10.5 million customers as we simultaneously drive meaningful change in our local neighborhoods and communities. We've fostered a culture of inclusivity built upon the foundational principle that we will treat people as people, and find a bigger purpose in what we can achieve together, under a common cause to Be Even Better and ‘Do it Right’ - during my tenure as CEO, it's what I'm most proud of.
A lot has changed over the past two years. We've experienced a profound shift in consumer demand, and heightened expectations for seamless, digital-first banking products. Ally has opportunistically acted to strengthen our position as a leading, disruptive growth company through deliberate actions that leverage these broad-based secular shifts. Today I'll spend a few minutes reviewing how our execution and financial accomplishments have been powered by our 'Do It Right' culture and focus, while offering my thoughts on our strategic priorities for the years ahead.
Ally's approach to delivering results and making an impact are deeply rooted in taking action, we are an execution-focused organization, and during 2021 we delivered strong business growth while simultaneously doing it right for our customers, employees, and communities. I firmly believe this approach to culture attracts the best in the industry to work at Ally and it serves as the foundation for operational results leading to financial performance and enhanced long-term value for all stakeholders.
Beginning with our customers, we consistently obsess over their needs and maintain a long-term focus on finding new ways to help them achieve their financial goals. We were the first in our industry to eliminate overdraft fees. It was a defining moment, but most importantly, it was the right thing to do. Our path to no overdraft fees was part of an ongoing financial and social inclusion discussion, and our constant search for ways to break financial barriers for underserved populations. The majority of overdraft fees were paid by individuals living paycheck to paycheck or with consistently low balances - that's simply not right, and we knew we had to lead.
Early in the pandemic, we suspended overdraft fees as part of a larger relief program to help customers deal with the stress of COVID-19. We received thousands of emails from customers sharing how much the overdraft fee waiver meant to them and their families, which led us to remove overdraft fees permanently in June of 2021 - it was an easy decision that resulted in significant and immediate impact for those that matter the most - our customers. That decision was an opportunity for Ally to lead the industry. We've always been focused on being a different kind of bank, and we mean it when we say we're relentless allies for the financial well-being of our customers.
At the core of our customer-centric strategy is meeting their needs through compelling, differentiated products and services. The acquisition of Fair Square Financial in December of 2021 addressed a key product gap and expanded our comprehensive product suite. Fair Square is a digital-first credit card platform that provides Ally with a growing, scalable product in a large addressable market that structurally enhances our long-term return profile. Integration efforts are well underway, and the Fair Square business is expected to be accretive to EPS by the end of this year. Fair Square is led by an experienced management team with a strong culture that aligns to ours - being relentless for customers, employees, and communities - and I was thrilled to welcome them into the Ally family.
For our teammates, we've continued to prioritize their financial and personal well-being. I was excited to welcome back our employees to the office through pilot programs in 2021, and fully re-open our facilities in 2022. We took a measured approach to office re-entry, and employee safety and flexibility were at the center of each decision. At the same time, we've been clear that our culture and teams benefit from in-person collaboration, which includes spontaneous and organic opportunities to interact, grow, and develop together. We have great minds spread throughout this organization and I'm eager to see what the collective creativity and commitment of nearly 11,000 owners can bring to this next phase of our company's evolution.
We've consistently supported our employees - personally and professionally and throughout the past 24 months, we increased our focus on supporting the mental and physical health of our team and their families.
For example, we introduced enhanced health benefit programs specifically focused on mental health as it was the right thing to do. Mental health is a significant challenge for those afflicted and that's why we created safe spaces for employees and raised awareness that it is okay to not be okay. From no-cost tele-health visits and expanded health benefits to the launch of a mindfulness app, and to dedicating May to Mental Health Month, we had a relentless focus on our employees and made concerted efforts to destigmatize mental health concerns.
Additionally, we've taken action to support the financial health of our teammates, increasing Ally's minimum wage 18% to $20 per hour in September of 2021 and announcing all Ally employees would once again receive company stock through our third annual #OwnIt grant - to date we've given almost 2 million shares in #OwnIt grants and in 2021 we made it an official program, committing to offer it every year. The program bolsters our inclusive culture by providing the opportunity of shared success and equity and embeds a founder's mentality.
As a reflection of our efforts to build an inclusive culture we were recognized by several organizations in 2021 as a 'best place to work', including Forbes, Diversity Inc., and the Human Rights Campaign Foundation.

Exhibit 99.1
Our employees are the embodiment of our 'Do It Right' philosophy. In 2021, they generously gave back to their communities, volunteering over 28,000 hours. We also accelerated the Ally Charitable Foundation's growth with a $50 million contribution to empower it to drive positive and lasting impacts in focus areas such as affordable housing, financial education, and job preparedness.
This past year, we advanced our commitment to the environment with the appointment of an environmental sustainability risk executive, the launch of the sustainability office and alongside it the Green Teams made up of employee volunteers. We recognize the importance of reducing emissions as part of a credible strategy to transition to a low carbon economy and are committed to moving in that direction. Our sustainability office will be guided by three principles - climate change risk management, environmental stewardship, and transparency and accountability.
ESG is vital to our purpose as a company. I'm proud of the progress we made in 2021 and we're positioned to make a meaningful, generational impact on our people and their communities through our ESG initiatives in the years to come.
I want to take a minute and acknowledge the humanitarian crisis in Ukraine. I'm deeply saddened by the lives lost, and my thoughts and prayers are with the millions of refugees that had to flee their country for safety, and the civilians that have stayed back, either voluntarily or out of necessity. I wish the citizens of Ukraine and all those affected around the world continued strength and drive to persevere through this unimaginable tragedy. I'm hopeful for a rapid resolution but recognize that the impact of this war could be long-lasting.
There's a saying - “if you want to go fast, go alone; but if you want to go far, go together." In 2021, we saw first-hand the impact of this notion. The collective creativity and commitment of nearly 11,000 owners resulted in outstanding financial and operational results highlighted by:
•Revenues of over $8 billion, net income of more than $3 billion, earnings per share eclipsing $8 per share and Core ROTCE1 of 24%. Each of these represent our highest levels since becoming a publicly traded company.
•We completed $2 billion in share repurchases, our largest share buyback program to-date. Since we began the buyback program in 2016, we’ve distributed over $6.5 billion of capital through repurchases and dividends.
•Welcomed Fair Square Financial into the Ally family ahead of schedule, enhancing the digital suite of offerings.
•Grew beyond 10 million customers and 21,000 auto dealer relationships.
•Consumer auto originations of $46.3 billion from a record 13 million applications and our 4th consecutive year of written premiums above $1 billion in our insurance business.
•It was our 13th straight year of retail deposit customer expansion, growing to $135 billion in retail deposits sourced from nearly 2.5 million customers.
•Ally Home and Lending both grew originations by triple digits year-over-year.
•Ally Invest grew net customer assets 24% and Corporate Finance's loan portfolio grew nearly 30% compared to last year.
Our balance sheet is stronger than it's ever been, with robust liquidity, reserves, and capital well above minimums. We announced another $2 billion share repurchase program in 2022, which we remain on track to complete.
Over the past decade, we've positioned ourselves thoughtfully and intentionally, and today we're a structurally more profitable company. We’ve replaced high-cost debt with stable and sticky deposits, the gateway to our digital bank capabilities where growth businesses are accelerating. Our market-leading auto and insurance operations have optimized risk-adjusted returns and we're focused on deepening relationships, and adapting to customer needs through differentiated, products and services, and advancements in technology. This long-term focus, years of steady execution, and ongoing discipline resulted in robust net-interest margin and solid returns in 2021, and will serve as the foundation for sustainable returns in the future.
We demonstrated the strength and agility of our business model in a variety of operating environments these past two years. We challenge ourselves to 'see around corners' on behalf of our clients to proactively manage risks and deliver financial solutions that anticipate their needs in a seamless, differentiated way. Guided by a winning formula to 'Do it Right', our organizational purpose and cause will remain centered on customers, employees, communities, and you - our shareholders.
While 2021 was an exceptional year where we benefited from a favorable market backdrop, results of this magnitude reflect years of disciplined execution and our ability to capitalize on market opportunities in different operating environments. We enter 2022 with great momentum - we're focused on growing customers, enhancing our leading, customer-centric businesses, delivering diversified and durable earnings, and remaining dynamic and disciplined with capital management, driving long-term returns for our shareholders.
The pride I have in our accomplishments is exceeded only in the confidence I have in our ability to continue driving long-term value for all shareholders moving forward.
Before we wrap up, I'd like to acknowledge my management team and each and every Ally teammate that constantly challenges the status quo and embraces an owner's mindset and disruptor DNA, while consistently delivering against long-term objectives.
I'd also like to thank the board of directors for their continued guidance. I am grateful for their counsel and commitment to achieve success for this great company.
1 Core Return on Tangible Common Equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. See Financial Reconciliations below for the calculation methodology.

Exhibit 99.1
Lastly, I'd like to thank our valued shareholders for their support for Ally. I remain deeply grateful and proud to lead this company. We will continue to execute with a focus on the same values and priorities that have served us well over the past several years.
I thank you all for taking the time to join Ally’s shareholder meeting today and thank you for your interest in Ally.

Exhibit 99.1
Financial Reconciliations
Core Return on Tangible Common Equity (ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core original issue discount (OID) balance and net deferred tax assets (DTA). Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.
1.In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to January 1, 2018 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.
2.In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of deferred tax liabilities (DTL), Core OID balance, and net DTA.

Core Return on Tangible Common Equity ("Core ROTCE")
Numerator ($ millions)		FY 2021	FY 2020	FY 2019
GAAP net income attributable to common shareholders		$3,003	$1,085	$1,715
Discontinued operations, net of tax		5	1	6
Core OID		38	36	29
Repositioning items		228	50	—
Change in fair value of equity securities		7	(29)	(89)
Tax on Core OID & change in fair value of equity securities		(57)	(1)	13
Significant Discrete tax items & other		(78)	—	(201)
Core net income attributable to common shareholders	[a]	$3,146	$1,141	$1,472
Denominator (Average, $ billions)
GAAP shareholder's equity		$16.2	$14.1	$13.8
Preferred equity		1.4	—	—
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.5)	(0.4)	(0.4)
Tangible common equity		$14.4	$13.7	$13.5
Core OID balance		(1.0)	(1.0)	(1.1)
Net deferred tax asset ("DTA")		(0.5)	(0.1)	(0.2)
Normalized common equity	[b]	$12.9	$12.6	$12.2

Core Return on Tangible Common Equity	[a] / [b]	24.3%	9.1%	12.0%
Core Original Issue Discount Balance (Core OID) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances.

Original Issue Discount Amortization Expense ($ millions)
	FY 2021	FY 2020	FY 2019
Core Original Issue Discount (“Core OID”) Amortization Expense	$38	$36	$29
Other OID	11	13	13
GAAP Original Issue Discount Amortization Expense	$49	$49	$42

Exhibit 99.1
Forward-Looking Statements and Additional Information
The foregoing remarks and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the foregoing remarks or related communication.
The foregoing remarks and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future.
Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.
The foregoing remarks and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the foregoing statements.
Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.